Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SONOCO PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

        South Carolina                                           57-0966962
        --------------                                           ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

            One North Second Street, Hartsville, South Carolina 29551
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                               SONOCO SAVINGS PLAN
                              (Full title of Plan)

           Charles J. Hupfer                                Copies to:
          Vice President and                       George S. King, Jr., Esquire
        Chief Financial Officer                   Suzanne Hulst Clawson, Esquire
        Sonoco Products Company                   Haynsworth Sinkler Boyd, P.A.
        One North Second Street                    1426 Main Street, Suite 1200
          Post Office Box 160                     Columbia, South Carolina 29201
   Hartsville, South Carolina 29551                       (803) 779-3080

                    (Name and address of agent for service)

                                 (864) 383-7000
                          (Telephone number, including
                        area code, of agent for service)

                         Calculation of Registration Fee

                                                            Proposed maximum           Proposed maximum
   Title of securities             Amount to be            offering price per         aggregate offering      Amount of registration
   to be registered              registered(1)(2)               share(3)                   price(3)                     fee
   ----------------              ----------------               --------                   --------                     ---

Common Stock,                      5,000,000                     $23.965                $119,825,000.00              $11,023.90
 no par value


(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the New York Stock Exchange on October 23, 2002.

                                     PART I

              Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant eligible to participate in the Sonoco Savings Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference herein the following documents:

     (a) The Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 (File No. 0-516);

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

     (c) The description of the Registrant's common stock contained in the Registrant's Form 8-A, File No. 001-11261, filed February 16, 1995, as amended by File No. 002-64529, filed December 30, 1998, and any subsequent amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VIII of the By-laws of the Company provides for the indemnification by the Company of any present or former director, officer or employee of the Company, or any person, who, at the request of the Company, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities to the maximum extent permitted by the laws of the State of South Carolina or by order of any Court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

         Article 9 of the Restated Articles of Incorporation states that no director of the Company shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.

         Under  the  South  Carolina  Business  Corporation  Act  of  1988  (the
"Corporation Act"), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not provide otherwise. The provisions of the Corporation Act which deal with indemnification are codified at Sections 33-8-500 through -580 of the Code of Laws of South Carolina 1976, amended.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.
in Item 601
of Regulation S-K           Description
-----------------           -----------

   (a)

      4.1 Articles of Incorporation (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27, 1999)

      4.2 Bylaws (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27,
                           1999)

      4.3                  Sonoco Savings Plan

      5.                   Opinion of Haynsworth Sinkler Boyd, P.A.

      15 Letter re: unaudited interim financial information (incorporated by reference to exhibits to the Company's Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002)

      23.1                 Consent of PricewaterhouseCoopers LLP

      23.2                 Consent of Haynsworth Sinkler Boyd, P.A. (included in
                           Exhibit 5).

      24                   Power of Attorney (included on signature page)

   (b) The Company has submitted the Sonoco Savings Plan, as amended, to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

     (a)  Rule 415 Offerings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)   Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h)   Filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on October 25, 2002.

                                  Sonoco Products Company


                                  By s/Harris E. DeLoach, Jr.
                                     ------------------------
                                        Harris E. DeLoach, Jr.
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on October 25, 2002.

                                Sonoco Products Company


                                By  s/Charles J. Hupfer
                                    -----------------------
                                      Charles J. Hupfer
                                      Vice President and Chief Financial Officer

         Each person whose signature appears below constitutes and appoints Harris E. DeLoach, Jr. and Charles J. Hupfer, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2002.


s/ C. W. Coker                                       Director (Chairman)
------------------------------------
C. W. Coker

s/ H. E. DeLoach, Jr.                                President, Chief Executive
------------------------------------                 Officer and Director
H. E. DeLoach, Jr.

s/ C. J. Bradshaw                                    Director
------------------------------------
C. J. Bradshaw

s/ R. J. Brown                                       Director
------------------------------------
R. J. Brown

s/ F. L. H. Coker                                    Director
------------------------------------
F. L. H. Coker

s/ J. L. Coker                                       Director
------------------------------------
J. L. Coker
s/ A. T. Dickson                                     Director
------------------------------------
A. T. Dickson

s/ C. C. Fort                                        Director
------------------------------------
C. C. Fort

s/ P. Fulton                                         Director
------------------------------------
P. Fulton

s/ B. L. M. Kasriel                                  Director
------------------------------------
B. L. M. Kasriel

s/ E. H. Lawton, Jr.                                 Director
------------------------------------
E. H. Lawton, Jr.

s/ H. L. McColl, Jr.                                 Director
------------------------------------
H. L. McColl, Jr.

s/ John H. Mullin, III                               Director
------------------------------------
John H. Mullin, III

s/ T. E. Whiddon                                     Director
------------------------------------
T. E. Whiddon

s/ D. D. Young                                       Director
------------------------------------
D. D. Young

The Plan.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on October 25, 2002.


                                      Sonoco Savings Plan

                                      By: Sonoco Products Company,
                                          as Plan Administrator


                                      By  s/ Harris E. DeLoach, Jr.
                                        ---------------------------
                                          Harris E. DeLoach, Jr.
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.
IN ITEM 601
OF REGULATION S-K          DESCRIPTION
-----------------          -----------

      4.1 Articles of Incorporation (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27, 1999)

      4.2 Bylaws (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27,
                           1999)

      4.3                  Sonoco Savings Plan

      5.                   Opinion of Haynsworth Sinkler Boyd, P.A.

      15 Letter re: unaudited interim financial information (incorporated by reference to exhibits to the Company's Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002)

      23.1                 Consent of PricewaterhouseCoopers LLP

      23.2                 Consent of Haynsworth Sinkler Boyd, P.A. (included in
                           Exhibit 5).

      24                   Power of Attorney (included on signature page)








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